UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): September 13, 2023

SilverBow Resources, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Memorial City Way, Suite 850
Houston, Texas 77024
(Address of principal executive offices)

(281) 874-2700

(Registrant’s telephone number)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SBOW	New York Stock Exchange
Preferred Stock Purchase Rights	None	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2023, SilverBow Resources, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with SVMF 71, LLC, as the selling stockholder (the “Selling Stockholder”), and Citigroup Global Markets Inc. and Mizuho Securities USA LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Underwriters agreed to purchase from the Company and the Selling Stockholder an aggregate of 4,000,000 shares of the Company’s common stock (the “Firm Shares”), which includes 2,810,811 shares offered by the Company and 1,189,189 shares offered by the Selling Stockholder (the “Offering”). Pursuant to the Underwriting Agreement, the Company and the Selling Stockholder also have granted the Underwriters a 30-day option to purchase up to an additional aggregate 600,000 shares of the Company’s common stock (together with the Firm Shares, the “Shares”). The aggregate net proceeds to the Company for the Firm Shares, after underwriting fees and commissions and before expenses, is approximately $97.8 million. The Company will not receive any proceeds from any sale of the Shares by the Selling Stockholder.

The closing of the issuance and sale of the Shares occurred on September 18, 2023. The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (Registration No. 333-271821) of the Company (the “Registration Statement”), which became effective on May 24, 2023, and the prospectus supplement dated September 13, 2023, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. A legal opinion related to the Registration Statement is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and covenants, including indemnification and contribution obligations of the Company, the Underwriters and the Selling Stockholder, including for liabilities under the Securities Act. Certain of the Underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Company in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. The foregoing description of the terms of the Underwriting Agreement are qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 13, 2023, among SilverBow Resources, Inc., SVMF 71, LLC, and Citigroup Global Markets Inc. and Mizuho Securities USA LLC, as representatives of the several underwriters named therein

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2023

SilverBow Resources, Inc.

By:	/s/ Christopher M. Abundis
Christopher M. Abundis Executive Vice President, Chief Financial Officer and General Counsel

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